Exhibit 10.3

EXECUTION VERSION

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT is made and entered into as of January 13, 2020, by and among MUDS Acquisition Sub, Inc., a Delaware corporation (“Acquisition Sub”) and an indirect, wholly-owned subsidiary of Mudrick Capital Acquisition Corporation, a Delaware corporation (“Parent”), Hycroft Mining Corporation, a Delaware corporation (the “Seller”), the entities listed on Schedule A attached hereto (each a “1.5 Lien Noteholder” and collectively, the “1.5 Lien Noteholders”) and the entities listed on Schedule B attached hereto (each a “New Subordinated Noteholder” and collectively, the “New Subordinated Noteholders” and together with the 1.5 Lien Noteholders, the “Noteholders”). Each of Acquisition Sub, Seller and each of the Noteholders shall individually be referred to herein as a “Party” and, collectively, the “Parties.” The term “Agreement” as used herein refers to this Exchange Agreement, as the same may be amended from time to time, and all schedules, exhibits and annexes hereto. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in that certain Purchase Agreement, dated as of the date hereof, by and among Parent, Acquisition Sub and Seller, substantially in the form attached hereto as Exhibit A (the “Purchase Agreement”).

RECITALS

WHEREAS, the Seller has outstanding $137,049,873 principal amount of the 15% PIK Secured Notes due 2020 (the “1.5 Lien Notes”), issued pursuant to the Note Purchase Agreements, dated as of May 3, 2016, July 29, 2016, September 22, 2016, November 30, 2016, February 2, 2017, April 12, 2017, June 30, 2017, July 14, 2017, December 20, 2017, March 8, 2018, May 10, 2018, July 10, 2018, August 22, 2018, November 1, 2018 and December 19, 2018 (collectively, the “1.5 Lien Note Purchase Agreements”) between the Seller, the guarantors party thereto, the 1.5L Noteholders party thereto and WBox 2015-5 Ltd., as collateral agent;

WHEREAS, the Seller has outstanding as of the date hereof $77,211,723 principal amount of Senior Secured Notes (the “1.25 Lien Notes”), issued pursuant to the Note Purchase Agreements dated as of February 22, 2019, May 21, 2019, June 27, 2019, August 6, 2019, August 29, 2019, September 25, 2019, October 16, 2019, November 21, 2019 and December 17, 2019 (the “Current 1.25 Lien Note Purchase Agreements”) by and among the Seller, the guarantors party thereto, the New Subordinated Noteholders party thereto and WBox 2015-5 Ltd., as collateral agent and may issue additional 1.25 Lien Notes pursuant to additional note purchase agreements entered by the Seller upon terms substantially similar to those set forth in the Current 1.25 Lien Note Purchase Agreements pursuant to which additional 1.25 Lien Notes may be issued from time to time (together with the Current 1.25 Lien Note Purchase Agreements, the “1.25 Lien Note Purchase Agreements”);

WHEREAS, the Seller will issue 10% PIK junior lien promissory notes (the “New Subordinated Notes”) to each New Subordinated Noteholder in exchange for such New Subordinated Noteholder’s 1.25 Lien Notes (the “1.25 Lien Exchange”) pursuant to the 1.25 Lien Exchange Agreement, dated as of January 13, 2020 (the “1.25 Lien Exchange Agreement”) between the Seller and the New Subordinated Noteholders party thereto, of which up to $80,000,000 will be assigned to and assumed by Parent upon the consummation of the Acquisition (as defined below) (the “Assumed New Subordinated Notes”);

WHEREAS, each 1.5 Lien Noteholder is the Beneficial Owner of the aggregate principal amount of the 1.5 Lien Notes set forth opposite its name on Schedule A (the “1.5 Lien Exchange Notes”);

WHEREAS, upon consummation of the 1.25 Lien Exchange, each New Subordinated Noteholder will be the Beneficial Owner of its pro rata share of the aggregate principal amount of the New Subordinated Notes in excess of $80,000,000 (any such New Subordinated Notes, the “Excess Notes”, and together with the 1.5 Lien Exchange Notes, the “Exchange Notes”);

WHEREAS, concurrently with the execution of this Agreement, Parent, Acquisition Sub and the Seller are entering into the Purchase Agreement, pursuant to which the Seller will sell to Acquisition Sub, and Acquisition Sub will purchase from the Seller, all of the outstanding equity interests of the Seller’s direct subsidiaries and other assets held by the Seller (the “Acquisition”), subject to the terms and conditions set forth therein; and

WHEREAS, immediately prior to, and conditioned upon, the consummation of the Acquisition, and subject to the terms and conditions set forth herein, each of (A) the 1.5 Lien Noteholders desires to transfer to Acquisition Sub, and Acquisition Sub desires to acquire, the Exchange Notes held by such Noteholder in exchange for its pro rata share of (i) the 1.5 Lien Share Payment and (ii) the 1.5 Lien Cash Payment Amount, if any (the “1.5 Lien Exchange Transaction”) and (B) the New Subordinated Noteholders desires to transfer to Acquisition Sub, and Acquisition Sub desires to acquire, any Excess Notes held by such New Subordinated Noteholder in exchange for its pro rata share of (i) the Excess Notes Share Payment, if any and (ii) the Excess Notes Cash Payment Amount, if any (the “Excess Notes Exchange Transaction” and together with the 1.5 Lien Exchange Transaction, the “Exchange Transactions”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.             Exchange and Purchase. Subject to the terms and conditions set forth in this Agreement, at the Closing, each (i) 1.5 Lien Noteholder will assign, transfer and deliver to Acquisition Sub all of its right, title and interest in and to all of the 1.5 Lien Exchange Notes Beneficially Owned by such 1.5 Lien Noteholder on the Closing Date free and clear of all Liens of any nature whatsoever, against issuance and delivery to such 1.5 Lien Noteholder of its pro rata share of (a) the 1.5 Lien Share Payment (the “1.5 Lien Acquired Shares”) and (b) the 1.5 Lien Cash Payment Amount, if any (the “1.5 Lien Cash Consideration”) and (ii) each New Subordinated Noteholder will assign, transfer and deliver to Acquisition Sub all of its right, title and interest in and to all of the Excess Notes Beneficially Owned by each such New Subordinated Noteholder, if any, on the Closing Date free and clear of all Liens of any nature whatsoever, against issuance and delivery to such New Subordinated Noteholder of its pro rata share of the Excess Notes Share Payment, if any (the “Excess Acquired Shares” and together with the 1.5 Lien Acquired Shares, the “Acquired Shares”) and the Excess Notes Cash Payment Amount, if any (the “Excess Cash Consideration” and together with the 1.5 Lien Cash Consideration, the “Cash Consideration”). Each 1.5 Lien Noteholder hereby acknowledges and agrees that receipt of the 1.5 Lien Acquired Shares and, if any, the 1.5 Lien Cash Consideration shall constitute complete satisfaction of all obligations or any other sums due to such Noteholder with respect to the 1.5 Lien Exchange Notes from the Seller, Parent, Acquisition Sub or otherwise. Each New Subordinated Noteholder hereby acknowledges and agrees that receipt of the Excess Acquired Shares, if any, and the Excess Cash Consideration, if any, shall constitute complete satisfaction of all obligations or any other sums due to such Noteholder with respect to the Excess Notes from the Seller, Parent, Acquisition Sub or otherwise.

2.             Closing and Closing Deliveries. The closing of the Exchange Transactions (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 (or at such other place upon which the Parties may mutually agree), immediately prior to, and conditioned upon, the consummation of the Acquisition.

At the Closing:

a.             Acquisition Sub shall:

(i)          deliver to each Noteholder’s custodian by means of book-entry transfer, which custodian shall be designated in writing by such Noteholder not less than five (5) Business Days prior to the Closing, Parent Class A Common Stock registered in the name of such Noteholder representing the aggregate number of Acquired Shares issuable to such Noteholder as determined pursuant to Section 1;

(ii)          if applicable, pay to each Noteholder, by wire transfer of immediately available funds to such account or accounts as designated by each Noteholder at least five (5) Business Days prior to the Closing, the Cash Consideration payable to such Noteholder as determined pursuant to Section 1 above;

(iii)         deliver to the Noteholders a counterpart of the registration rights agreement (the “Registration Rights Agreement”) in the form attached as Exhibit H to the Purchase Agreement; and

b.            each Noteholder shall:

(i)          deliver to Acquisition Sub (or its transfer agent or designee) of all of the Exchange Notes held by each such Noteholder, and all other documents and instruments reasonably requested by Acquisition Sub to effect the transfer of the Exchange Notes to Acquisition Sub; and

(ii)         deliver to Acquisition Sub a counterpart of the Registration Rights Agreement duly executed by such Noteholder.

3.             Representations and Warranties of the Noteholders. Each Noteholder, severally and not jointly nor jointly and severally, represents and warrants to Acquisition Sub as follows:

a.             Title to 1.5 Lien Notes. Such 1.5 Lien Noteholder is the Beneficial Owner of the aggregate principal amount of the 1.5 Lien Exchange Notes set forth opposite its name on Schedule A, and has all requisite power and authority to transfer ownership of and interest in such 1.5 Lien Exchange Notes. The 1.5 Lien Exchange Notes set forth opposite the name of such Noteholder on Schedule A are held by such Noteholder free and clear of all Liens (other than Liens in favor of a broker-dealer over property held in an account with such broker-dealer generally and which Liens shall be released upon transfer of the Exchange Notes, each a “Permitted Lien”), and neither such 1.5 Lien Noteholder nor any Affiliate of such 1.5 Lien Noteholder owns or holds beneficially or of record any 1.5 Lien Notes (or any rights or interests of any nature whatsoever in or with respect to any 1.5 Lien Notes) other than the 1.5 Lien Exchange Notes set forth opposite such Noteholder’s name on Schedule A. Other than this Agreement and except for any Permitted Lien, such 1.5 Lien Noteholder is not party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of Law) any 1.5 Lien Notes (or any rights or interests of any nature whatsoever in or with respect to any 1.5 Lien Notes), or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the 1.5 Lien Notes and/or the Note Purchase Agreements.

b.            Title to New Subordinated Notes. Upon consummation of the 1.25 Lien Exchange, such New Subordinated Noteholder will be the Beneficial Owner of its pro rata portion of the aggregate principal amount of the Excess Notes received pursuant to the 1.25 Lien Exchange and will have all requisite power and authority to transfer ownership of and interest in such Excess Notes. Upon consummation of the 1.25 Lien Exchange, any Excess Notes will be held by such New Subordinated Noteholder free and clear of all Liens (other than Permitted Liens), and as of the date hereof, neither such New Subordinated Noteholder nor any Affiliate of such New Subordinated Noteholder is entitled to any Excess Notes (or any rights or interests of any nature whatsoever in or with respect to any Excess Notes) other than the Excess Notes set forth opposite such Noteholder’s name on Schedule B, as updated from time to time. Other than this Agreement and the 1.25 Lien Exchange Agreement and except for any Permitted Lien, such New Subordinated Noteholder is not party to or bound by any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of Law) any Excess Notes (or any rights or interests of any nature whatsoever in or with respect to any Excess Notes), or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any action whatsoever with respect to, the Excess Notes.

c.             Organization and Qualification; Authority Relative to this Agreement. Such Noteholder is duly incorporated or organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Such Noteholder has the requisite power and authority to execute and deliver this Agreement and any Additional Agreements and to consummate the transactions contemplated hereby and thereby, including the exchange of the Exchange Notes. The execution and delivery by such Noteholder of this Agreement and any Additional Agreements, and the consummation by such Noteholder of the transactions contemplated hereby and thereby, have been duly and validly authorized by such Noteholder, and no other proceedings on the part of such Noteholder are necessary to authorize this Agreement or any Additional Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and any Additional Agreements shall be when delivered, duly and validly executed and delivered by such Noteholder and, assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, this Agreement constitutes, and such Additional Agreements shall constitute when delivered, the legal and binding obligations of such Noteholder, enforceable against such Noteholder in accordance with their terms, subject to the Enforceability Exceptions.

d.             No Conflict; Required Filings and Consents.

(i)          Neither the execution, delivery or performance by such Noteholder of this Agreement, nor the execution, delivery or performance by such Noteholder of any Additional Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the exchange of the Exchange Notes), shall: (i) conflict with or violate the Charter Documents of such Noteholder, (ii) conflict with or violate applicable Law, (iii) require any consent, approval, authorization or permit of, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any third party any rights of termination, amendment, acceleration or cancellation under, or result in the creation of a Lien on the 1.5 Lien Notes, the Excess Notes, or any of the properties or assets of any of such Noteholder pursuant to, any Contracts to which such Noteholder is bound, except, with respect to clause (iii), as would not reasonably be expected to prevent or materially delay the Closing or the performance by such Noteholder of any of its obligations under this Agreement or any Additional Agreements.

(ii)         The execution and delivery of this Agreement and any Additional Agreements, do not, and the performance of such Noteholder’s obligations hereunder and thereunder, including the exchange of the Exchange Notes, will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity.

e.             Transfer Restrictions. The Acquired Shares to be delivered pursuant to this Agreement are intended to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act. Such Noteholder acknowledges and agrees that (i) the Acquired Shares are “restricted securities” (as such term is commonly used with regard to Federal and state securities Laws), (ii) the Acquired Shares may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and otherwise in accordance with applicable state securities Laws and (iii) in connection with any transfer of the Acquired Shares other than pursuant to an effective registration statement, Parent may require the transferor thereof to provide to Parent documents or other support, including, but not limited to, certain representations by such Noteholder, reasonably requested by Parent, and a customary opinion of counsel experienced in such matters and reasonably acceptable to Parent, which, for the avoidance of doubt, may include opinions of in-house legal counsel reasonably acceptable to Parent. Such Noteholder acknowledges and agrees that the Acquired Shares will contain a legend in substantially the following form (and customary corresponding instructions and stop-transfer orders will be made in the stock transfer records, electronically or otherwise, for shares in book-entry form):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR “BLUE SKY” LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR ANY APPLICABLE “BLUE SKY” LAWS.

f.              Ability to Bear Risk and Sophistication. Such Noteholder understands that the Exchange Transactions and ownership and investment in the Acquired Shares, involves substantial risk. Such Noteholder has such knowledge and experience in financial and business matters, and its financial situation is such, that it is capable of evaluating the merits and risks of its participation in the Exchange Transactions and of bearing the economic risk of its investment in the Acquired Shares (including the complete loss of such investment).

g.             Qualified Institutional Buyer or Institutional Accredited Investor. Such Noteholder is a “qualified institutional buyer” within the meaning of Rule 144A or an institutional accredited investor under the Securities Act, and is acquiring the Acquired Shares for investment purposes and solely for its account and not with a view to further distribution or resale in violation of the Securities Act.

h.             No Brokers or Finders. Such Noteholder has not incurred nor become liable for any broker’s commission or finder’s fee relating to the transactions contemplated by this Agreement.

i.              Advice. Such Noteholder has completed its own independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other advisors in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for such Noteholder and its particular circumstances.

j.              Disclaimer of Other Warranties. Except for the representations and warranties contained in Section 4 hereof, none of Acquisition Sub nor any Affiliate or Representative of Acquisition Sub nor any other Person has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to Acquisition Sub, this Agreement or the transactions contemplated hereby or thereby and such Noteholder disclaims any reliance on any representation or warranty of Acquisition Sub or any Affiliate or Representative thereof except for the representations and warranties expressly set forth in Section 4 hereof.

4.             Representations and Warranties of Acquisition Sub. Except as disclosed in the Parent SEC Reports filed with the SEC prior to the date of this Agreement (to the extent the qualifying nature of such disclosure is readily apparent from the content of such Parent SEC Reports) excluding disclosures referred to in “Forward Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are related to forward-looking statements, Acquisition Sub represents and warrants to the Noteholders as follows:

a.             Organization and Qualification. Each of Parent and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Parent and Acquisition Sub has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, except as would not be material to Parent and its Subsidiaries, taken as a whole. Each of Parent and Acquisition Sub is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted. Each of Parent and Acquisition Sub is duly qualified or licensed to do business as a foreign corporation or limited liability company and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary.

b.             Authority Relative to this Agreement. Acquisition Sub has the requisite corporate power and authority to execute, deliver and perform this Agreement and any Additional Agreements and to consummate the transactions contemplated hereby and thereby, including the delivery of the Acquired Shares to the Noteholders pursuant to this Agreement. The execution and delivery by Acquisition Sub of this Agreement and any Additional Agreements, and the consummation by Acquisition Sub of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Acquisition Sub, and no other proceedings on the part of Acquisition Sub are necessary to authorize this Agreement or any Additional Agreements or to consummate the transactions contemplated hereby and thereby, other than approval of the Parent Stockholder Matters by the Requisite Parent Stockholder Approval. This Agreement has been, and any Additional Agreements shall be when delivered, duly and validly executed and delivered by Acquisition Sub and, assuming the due authorization, execution and delivery thereof by the other parties hereto and thereto, this Agreement constitutes, and such Additional Agreements shall constitute when delivered, the legal and binding obligations of Acquisition Sub, enforceable against Acquisition Sub in accordance with their terms, subject to the Enforceability Exceptions.

c.             No Conflict; Required Filings and Consents.

(i)          Neither the execution, delivery or performance by Acquisition Sub of this Agreement, nor the execution, delivery or performance by Acquisition Sub or Parent of any Additional Agreements, nor (assuming approval of the Parent Stockholder Matters is obtained by the Requisite Parent Stockholder Approval) the consummation of the transactions contemplated hereby or thereby (including the exchange of the Exchange Notes) shall: (i) conflict with or violate Parent’s or Acquisition Sub’s Charter Documents, (ii) assuming that the consents, approvals, orders, authorizations, registrations, filings or permits referred to in Section 4.c(ii) are duly and timely obtained or made, conflict with or violate applicable Law, (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair their respective rights or alter the rights or obligations of any third party under, or give to others any rights of consent, termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than any Permitted Lien) on any of the properties or assets of Parent or any of its Subsidiaries pursuant to, any Parent Contracts, except with respect to clauses (ii) or (iii), as would not individually or in the aggregate, have a Parent Material Adverse Effect, or (iv) result in the triggering, acceleration or increase of any payment to any Person pursuant to any Parent Contract, including any “change of control” or similar provision.

(ii)         The execution and delivery by Acquisition Sub of this Agreement and the execution and delivery by Acquisition Sub and Parent of any Additional Agreements, do not, and the performance of Acquisition Sub’s obligations hereunder and Parent’s and Acquisition Sub’s respective obligations thereunder, as applicable, will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for filings required with Nasdaq or the SEC with respect to the Transactions, (ii) for applicable requirements, if any, of the Securities Act, the Exchange Act, blue sky laws, and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which Parent is qualified to do business, (iii) for the filing of any notifications required under the HSR Act and the expiration of the required waiting period thereunder and (iv) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, or prevent consummation of the transactions contemplated hereby (including the exchange of the Exchange Notes).

d.            Capitalization.

(i)          As of the date of this Agreement: (i) 1,000,000 shares of Parent Preferred Stock are authorized and none are issued and outstanding; (ii) 100,000,000 shares of Parent Class A Common Stock are authorized and 20,800,000 are issued and outstanding; (iii) 10,000,000 shares of Parent Class B Common Stock are authorized and 5,200,000 are issued and outstanding; (iv) 7,740,000 Private Placement Warrants are outstanding; and (v) 20,800,000 Public Warrants are outstanding. All outstanding Parent Stock and Parent Warrants have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights. All outstanding shares of capital stock of the Subsidiaries of Parent are owned by Parent, or a direct or indirect wholly-owned Subsidiary of Parent, free and clear of all Liens. Except for the Parent Warrants, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Parent or any of its Subsidiaries any Parent Stock or other equity interests in Parent or securities convertible into or exchangeable or exercisable for Parent Stock. Except as set forth in this Section 4.d(i) and as contemplated by the Private Investment and the Transactions, there are no: (A) securities of Parent or any Subsidiary of Parent convertible into or exchangeable or exercisable for Parent Stock or other voting securities of Parent or any Subsidiary of Parent, or (B) options, warrants, calls, rights (including preemptive rights and registration rights), puts, commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound in any case obligating Parent or any Subsidiary of Parent to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any other equity securities of Parent or of any Subsidiary of Parent, or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are not any stockholder agreements, voting trusts, proxies or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any equity securities of Parent.

(ii)         The authorized capital stock of Acquisition Sub consists of 100 shares of common stock, par value $0.01 per share (the “Acquisition Sub Common Stock”). As of the date hereof, 100 shares of Acquisition Sub Common Stock are issued and outstanding. All outstanding shares of Acquisition Sub Common Stock have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held, directly or indirectly, by Parent.

e.             Issuance of Shares. Subject to approval of the Parent Stockholder Matters, the shares of Parent Class A Common Stock to be delivered by Acquisition Sub in connection with the Exchange Transactions, upon issuance in accordance with the terms of this Agreement, (i) will be duly authorized and validly issued in compliance in all material respects with (A) applicable Law and (B) all requirements set forth in Parent’s and Acquisition Sub’s respective Charter Documents and (ii) will be fully paid and nonassessable, and will not be subject to preemptive rights of any other shareholder of Parent and will be capable of effectively vesting in the Noteholders title to the Acquired Shares, free and clear of all Liens (other than Liens arising pursuant to applicable securities Laws).

f.              Offering. Subject to the accuracy of each Noteholder’s representations and warranties in Section 3.e, 3.f, 3.g and 3.i hereof, the offer, exchange, purchase, delivery and issuance of the Acquired Shares to each of the Noteholders constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and will be issued in compliance with all applicable federal and state securities Laws.

g.             No Solicitation. No form of general solicitation or advertising (within the meaning of Regulation D under the Securities Act) has been or will be used by Parent, Acquisition Sub or any of their respective Representatives in connection with the offer or sale of any of the Shares, including, without limitation, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

h.             Litigation. There are no Legal Proceedings pending or, to the Knowledge of Acquisition Sub, threatened in writing against or otherwise relating to Parent or any of its Subsidiaries, before any Governmental Entity.

i.              SEC Documents. Parent has timely filed and furnished all Parent SEC Reports since its formation. The Parent SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and none of the Parent SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

j.              Disclaimer of Other Warranties. Except for the representations and warranties contained in Section 3 hereof, none of the Noteholders nor any Affiliate or Representative of the Noteholders nor any other Person has made or is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied with respect to the Noteholders, this Agreement or the transactions contemplated hereby and Acquisition Sub (on behalf of itself and each of its subsidiaries) disclaims any reliance on any representation or warranty of any Noteholder or any Affiliate or Representative thereof except for the representations and expressly set forth in Section 3 hereof.

5.             Covenants of Acquisition Sub, the Noteholders and Seller.

a.             Restrictions on Acquisition and Transfer. From the date hereof until the earlier of (1) (x) the termination of this Agreement in accordance with its terms if such termination is the result of any reason other than a breach by Noteholder or (y) the three-month anniversary of the termination of this Agreement in accordance with its terms if such termination is the result of a breach by Noteholder and (2) the Closing, each Noteholder agrees that it shall not, and it shall cause each of its Affiliates not to, except pursuant to the terms of this Agreement, the 1.25 Lien Exchange Agreement or in respect of any Permitted Lien, directly or indirectly (A) purchase, sell, deliver, transfer, give, pledge, encumber, assign or otherwise dispose of or acquire, or enter into any contract, option or other arrangement or understanding with respect to the purchase, sale, delivery, transfer, gift, pledge, hypothecation, encumbrance, assignment or other disposition or acquisition of (including by operation of Law) any (i) 1.25 Lien Notes (or any rights or interests of any nature whatsoever in or with respect to any 1.25 Lien Notes) other than any transactions pursuant to any 1.25 Lien Note Purchase Agreement entered into after the date hereof, (ii) 1.5 Lien Notes (or any rights or interests of any nature whatsoever in or with respect to any 1.5 Lien Notes) or (iii) New Subordinated Notes (or any rights or interests of any nature whatsoever in or with respect to any New Subordinated Notes), or as to voting, agreeing or consenting (or abstaining therefrom) with respect to any amendment to or waiver of any terms of, or taking any other action whatsoever with respect to, the 1.25 Lien Notes, 1.5 Lien Notes, New Subordinated Notes and/or the Note Purchase Agreements, or (B) agree (whether or not in writing) to take any of the actions referred to in the foregoing clause (A) of this Section 5.a (collectively, a “Transfer”); provided, that any Noteholder may Transfer any such 1.25 Lien Notes, 1.5 Lien Notes and New Subordinated Notes, as applicable, to (I) any of such Noteholder’s Affiliates or subsidiaries or to any fund or investment account managed by (a) such Note Holder, (b) the same management company that manages such Noteholder or (c) any Affiliate of such Noteholder or the management company that manages such Noteholder, (II) any other Noteholder or (III) any other “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (provided, in each case, that the transferee of such 1.25 Lien Notes, 1.5 Lien Notes or New Subordinated Notes, as applicable, evidences in a writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and provisions hereof to the same effect as such transferring Noteholder).

b.            Listing. Subject to the approval of the Parent Stockholder Matters by the Requisite Parent Stockholder Approval, Acquisition Sub shall use its commercially reasonable efforts to cause the shares of Parent Class A Common Stock delivered in connection with the transactions contemplated hereby to be approved for listing on Nasdaq at the Closing (the “Listing”).

c.            Payment of Expenses. Acquisition Sub shall pay or cause to be paid Acquisition Sub’s fees, disbursements and expenses incurred in connection with the delivery of the Acquired Shares, and the Noteholders shall pay or caused to be paid the Noteholders’ fees, disbursements and expenses incurred in connection with the Exchange Transactions, including the fees, disbursements and expenses of their respective advisors, counsel, accountants and other experts. For the avoidance of doubt, Acquisition Sub acknowledges and agrees that it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of Acquisition Sub’s counsel and accountants in connection with preparation and negotiation of this Agreement and any Additional Agreements and the delivery of the Acquired Shares; (ii) all fees and expenses associated with the preparation, filing and distribution of the Registration Statement for, and the holding of, the Parent Special Meeting, (iii) all fees and expenses associated with the Listing; and (iv) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5.c. Notwithstanding the foregoing, the Noteholders acknowledge and agree that the Noteholders will pay or cause to be paid all of their respective fees, disbursements and expenses incurred in connection with this Agreement and any Additional Agreements, including all fees, disbursements and expenses of counsel for and other advisers to the Noteholders in connection herewith.

d.             Note Purchase Agreements. Seller hereby waives and releases each Noteholders’ transfer of Exchange Notes to Acquisition Sub pursuant to this Agreement from the transfer restrictions contained in Section 7.2 of the Note Purchase Agreements.

6.             Conditions to Closing.

a.             The obligation of each Party to effect the Exchange Transactions, and to execute and deliver documents, at the Closing is subject to the satisfaction at or prior to the Closing of the following conditions: all conditions precedent to the Acquisition and the other transactions contemplated by the Purchase Agreement shall have been satisfied or waived and all deliveries and actions to occur in connection with the consummation of the Acquisition pursuant to the Purchase Agreement shall have been completed.

b.             The obligation of the Noteholders to effect the Exchange Transactions, and to execute and deliver (or cause to be executed and delivered) documents, at the Closing is subject to the satisfaction at or prior to the Closing of the following conditions:

(i)          each representation and warranty of Acquisition Sub contained in Section 4 of this Agreement shall have been true and correct (without regard to any materiality or similar qualifier contained therein) as of the date of this Agreement and on and as of the Closing Date (except for any representations and warranties made as of an earlier date, which shall be true and correct as of the specified date) with the same force and effect as if made on the Closing Date, in each case, except for such failure to be true and correct as would not reasonably be expected to have a Parent Material Adverse Effect;

(ii)         Acquisition Sub shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by Acquisition Sub on or prior to the Closing Date, in each case in all material respects;

(iii)        Acquisition Sub shall have delivered a certificate signed on behalf of Acquisition Sub by an authorized officer of Acquisition Sub in the form attached hereto as Exhibit B; and

(iv)        no Parent Material Adverse Effect with respect to Parent or Acquisition Sub shall have occurred since the date of this Agreement.

(v)         The conditions set forth in Sections 6.1 (other than Sections 6.1(a) (solely as such condition relates to clauses (v) and (vi) of the definition of “Parent Stockholder Matters”), 6.1(b) and 6.1(h)), 6.2(c), 6.2(d), 6.2(e), 6.2(f), 6.3(c) and 6.3(e) of the Purchase Agreement shall have been satisfied.

(vi)        No amendment, waiver or modification of the provisions of the Purchase Agreement (since the time such agreement was executed on January 13, 2020) that would reasonably be expected to be material and adverse to the interests of the Noteholders have been made without the Noteholders’ written consent (it being understood that, without limitation, any amendment of the provisions of the Purchase Agreement specified in Section 6.b.v (or any defined terms used in connection with such provisions), any amendment or waiver of compliance with Section 5.27 of the Purchase Agreement or any amendment to reduce the aggregate purchase price or change the form of consideration payable pursuant to the Purchase Agreement shall be deemed material and adverse to the interests of the Noteholders).

c.             The obligation of Acquisition Sub to effect the Exchange Transactions, and to execute and deliver documents, at the Closing is subject to the satisfaction or waiver by Acquisition Sub in its sole discretion at or prior to the Closing of the following additional conditions:

(i)          (A) the representations and warranties of the 1.5 Lien Noteholders and New Subordinated Noteholders set forth in Sections 3.a and 3.b, respectively, shall be true and correct (without regard to any materiality or similar qualifier contained therein) in all respects, as of the date of this Agreement and on and as of the Closing Date and (B) each other representation and warranty of the Noteholders contained in Section 3 of this Agreement shall have been true and correct (without regard to any materiality or similar qualifier contained therein) as of the date of this Agreement and on and as of the Closing Date (except for any representations and warranties made as of an earlier date, which shall be true and correct as of the specified date) with the same force and effect as if made on the Closing Date, in each case, in all material respects;

(ii)         each Noteholder shall have delivered to Acquisition Sub, in accordance with Section 2.b hereof, each of the items required to be delivered by such Noteholder pursuant to Section 2.b;

(iii)        each Noteholder shall have delivered a certificate signed on behalf of such Noteholder by an authorized officer thereof in the form attached hereto as Exhibit C; and

(iv)        each Noteholder shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by such Noteholder on or prior to the Closing Date, in each case in all material respects.

7.             Termination.

a.             This Agreement and the rights and obligations of the Parties shall automatically terminate and be of no further force and effect upon the termination of the Purchase Agreement in accordance with its terms without any action by the Parties.

b.             Effect of Termination. In the event of termination of this Agreement by any Party as provided in this Section 7, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party (or any other person) with respect to this Agreement or the transactions contemplated in this Agreement or any Additional Agreement; provided, however, that notwithstanding the foregoing, (a) no such termination shall relieve a Party from any breach by such Party prior to such termination and (b) the provisions of Section 3.i, Section 4.j, this Section 7.b and Section 8 (other than Section 8.p, and Section 8.q) shall survive such termination.

8.             Miscellaneous.

a.             Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by a nationally recognized courier service guaranteeing overnight delivery, or sent via email to the Parties at the following addresses:

if to Acquisition Sub, to:

c/o Mudrick Capital Acquisition Corporation
527 Madison Avenue, 6th Floor
New York, NY 10022
Attention: John O’Callaghan
Telephone: (646) 747-9500
Email: JOCallaghan@mudrickcapital.com

with a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:	Jaclyn L. Cohen
Telephone:	(212) 310-8891
Email:	jackie.cohen@weil.com

if to any Noteholder, to the address for notice set forth on Schedule C hereto,

with a copy to:

King & Spalding LLP
Attention:	Zach Cochran
Telephone:	(404) 572-2784
Email:	zcochran@kslaw.com

and

Neal, Gerber & Eisenberg LLP
2 N. LaSalle Street, Suite 1700
Chicago, IL 60602
Attention:	David S. Stone
Telephone:	312-269-8411
Email:	dstone@nge.com

Unless otherwise specified herein, such notices or other communications will be deemed given (a) on the date delivered, if delivered personally, (b) one (1) Business Day after being sent by a nationally recognized overnight courier guaranteeing overnight delivery and (c) on the date delivered, if delivered by email. Each of the Parties will be entitled to specify a different address by delivering notice as aforesaid to each of the other Parties.

b.             Interpretation. The words “hereof,” “herein,” “hereinafter,” “hereunder,” and “hereto” and words of similar import refer to this Agreement as a whole and not to any particular section or subsection of this Agreement and reference to a particular section of this Agreement will include all subsections thereof, unless, in each case, the context otherwise requires. The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context shall require, any pronoun shall include the corresponding masculine, feminine and neuter forms. When a reference is made in this Agreement to an Exhibit, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or subsections, such reference shall be to a Section or subsection of this Agreement unless otherwise indicated. Unless otherwise indicated, the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity. The word “or” shall be disjunctive but not exclusive. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. References to a particular statute or regulation shall be deemed to include all rules and regulations thereunder and any predecessor or successor statute, rule, or regulation, in each case, as amended or otherwise modified from time to time. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

c.             Counterparts; Electronic Delivery. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, may be executed in one or more counterparts, all of which shall be considered one and the same document and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Delivery by electronic transmission to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

d.             Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Exhibits and Schedules hereto (i) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof; and (ii) are not intended to confer upon any other Person other than the Parties any rights or remedies.

e.             Severability. In the event that any term, provision, covenant or restriction of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such term, provision, covenant or restriction to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable term, provision, covenant or restriction of this Agreement with a valid and enforceable term, provision, covenant or restriction that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable term, provision, covenant or restriction.

f.              Other Remedies; Specific Performance. Except as otherwise provided herein, prior to the Closing, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to enforce specifically the terms and provisions hereof in the Chosen Courts and immediate injunctive relief to prevent breaches of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each of the Parties hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each Party hereby further agrees that in the event of any action by any other Party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

g.             Governing Law. This Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, and any action, suit, dispute, controversy or claim arising out of this Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, or the validity, interpretation, breach or termination of this Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, shall be governed by and construed in accordance with the internal law of the State of Delaware regardless of the law that might otherwise govern under applicable principles of conflicts of law thereof.

h.             Consent to Jurisdiction; Waiver of Jury Trial. Each of the Parties irrevocably consents to the exclusive jurisdiction and venue of the Chosen Courts in connection with any matter based upon or arising out of this Agreement and each other document executed in connection with the transactions contemplated hereby, and the consummation thereof, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such Persons and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Each Party may do so only if he, she or it hereby waives, and shall not assert as a defense in any legal dispute, that (i) such Person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such Legal Proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such Person’s property is exempt or immune from execution, (iv) such Legal Proceeding is brought in an inconvenient forum or (v) the venue of such Legal Proceeding is improper. Each Party hereby agrees not to commence or prosecute any such action, claim, cause of action or suit other than before the Chosen Courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit to any court other than the Chosen Courts, whether on the grounds of inconvenient forum or otherwise. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.a. Notwithstanding the foregoing in this Section 8.h, a Party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE CONSUMMATION THEREOF, AND FOR ANY COUNTERCLAIM RELATING THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OTHER DOCUMENT EXECUTED IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, AND THE CONSUMMATION THEREOF. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

i.              Rules of Construction. Each of the Parties agrees that it has been represented by independent counsel of its choice during the negotiation and execution of this Agreement and each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

j.              Assignment. No Party may assign, directly or indirectly, including by operation of Law, either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the first sentence of this Section 8.j, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

k.             Amendment. This Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of the Parties. Notwithstanding the foregoing, Schedule B shall be amended by the Company prior to Closing to reflect any additional 1.25 Lien Notes being issued to any New Subordinated Noteholder after the date hereof, and no consent from any party hereto shall be required to effect any such amendment to Schedule B.

l.              Extension; Waiver. At any time prior to the Closing, the Noteholders, on the one hand, and Acquisition Sub, on the other hand, may, to the extent not prohibited by applicable Law, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to such other Party or Parties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such Party or Parties contained herein. Any agreement on the part of a Party or Parties to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party or Parties. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

m.            Currency. All references to currency amounts in this Agreement shall mean United States dollars.

n.             No Recourse. No Person who is not a Party, including any current, former or future director, officer, employee, consultant, incorporator, partner, manager, stockholder (including the Seller Stockholders), member, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Party, or any current, former or future director, officer, employee, consultant, incorporator, partner, manager, stockholder, member, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any of the foregoing (collectively, the “Nonparty Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement and the transactions contemplated hereby, or based on, in respect of, or by reason of this Agreement and the transactions contemplated hereby or the negotiation, execution, performance, or breach thereof, and, to the maximum extent permitted by applicable Law, each Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates. Without limiting the foregoing, to the maximum extent permitted by applicable Law, (i) each Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Party or otherwise impose liability of a Party on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (ii) each Party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement.

o.             Certain Definitions. The following terms, as used in this Agreement, shall have the meanings as set forth below:

(i)           “Additional Agreements” shall mean, with respect to a Party, all agreements, documents, instruments and certificates entered into or to be entered into by such Party in connection with this Agreement and any and all exhibits and schedules thereto.

(ii)          “Affiliate” or “Affiliated” shall have the meaning ascribed to such term in the Purchase Agreement; provided, however, that Parent and Acquisition Sub shall not be deemed an Affiliate of any Noteholder.

(iii)         “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The term “Beneficially Owned” has a corresponding meaning.

p.             Adjustments; fractional shares. The number of shares of Parent Class A Common Stock constituting the Acquired Shares to be delivered hereunder in connection with the exchange of the Exchange Notes shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Class A Common Stock), extraordinary cash dividend, share capitalization, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the Parent Class A Common Stock occurring on or after the date hereof until the Effective Time. No fractional shares of Parent Class A Common Stock shall be issued or delivered pursuant to the consummation of the transactions contemplated hereby. In lieu of any such fractional shares otherwise issuable or deliverable to the Noteholders hereunder, the Noteholders shall be entitled to an amount in cash, without interest, rounded up to the nearest cent, equal to the product of (i) the amount of the fractional share interest in a share of Parent Class A Common Stock to which such holder is entitled under Section 1 and Section 2 hereof (or would be entitled but for this Section 8.p) after aggregating all such fractional share interests for a given holder, multiplied by (ii) $10.00.

q.             Further Assurances. From time to time, as and when requested by the Noteholders, on the one hand, and Acquisition Sub, on the other hand, the other Party or Parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

MUDS ACQUISITION SUB, INC.

By:	/s/ Jason Mudrick
Name: Jason Mudrick
Title:President

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

HYCROFT MINING CORPORATION, as Seller

By:	/s/ Stephen M. Jones
Name: Stephen M. Jones
Title: Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

HIGHBRIDGE TACTICAL CREDIT MASTER FUND, L.P., as a Noteholder

By: Highbridge Capital Management, LLC,
its Trading Manager

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

HIGHBRIDGE MSF INTERNATIONAL, LTD, as a Noteholder

By: Highbridge Capital Management, LLC,
its Trading Manager

By:	/s/ Jonathan Segal
Name: Jonathan Segal
Title: Managing Director

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

Aristeia Capital, LLC,
as investment advisor for the following investment funds, which are Noteholders:

ARISTEIA MASTER LP

By: Aristeia Capital, LLC

By:	/s/ Robert Lynch
Name: Robert Lynch
Title: Manager

By:	/s/ Robert Lynch
Name: Robert Lynch
Title: Manager

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

BOSTON PATRIOT BATTERYMARCH ST LLC,
as a Noteholder

By: Mudrick Capital Management, L.P.,
its investment manager

By:	/s/ Glenn Springer
Name: Glenn Springer
Title: Chief Financial Officer

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

MUDRICK DISTRESSED OPPORTUNITY SPECIALTY FUND, L.P.,
as a Noteholder

By: Mudrick Capital Management, L.P.,
its investment manager

By:	/s/ Glenn Springer
Name: Glenn Springer
Title: Chief Financial Officer

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

MUDRICK DISTRESSED OPPORTUNITY DRAWDOWN FUND, L.P.,
as a Noteholder

By: Mudrick Capital Management, L.P.,
its investment manager

By:	/s/ Glenn Springer
Name: Glenn Springer
Title: Chief Financial Officer

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

MUDRICK DISTRESSED OPP FD GLOBAL LP,
as a Noteholder

By: Mudrick Capital Management, L.P.,
its investment manager

By:	/s/ Glenn Springer
Name: Glenn Springer
Title: Chief Financial Officer

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

BLACKWELL PARTNERS LLC – SERIES A,
as a Noteholder

By: Mudrick Capital Management, L.P.,
its investment manager

By:	/s/ Glenn Springer
Name: Glenn Springer
Title: Chief Financial Officer

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

MERCER QIF FUND PLC,
as a Noteholder

By: Mudrick Capital Management, L.P.,
its investment manager

By:	/s/ Glenn Springer
Name: Glenn Springer
Title: Chief Financial Officer

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

WBOX 2015-5 LTD.,
as a Noteholder

By:	/s/ Mark M. Strefling
Name: Mark M. Strefling
Title: Director

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

WOLVERINE FLAGSHIP FUND TRADING LIMITED,
as a Noteholder

By: Wolverine Asset Management, LLC,
its investment manager

By:	/s/ Kenneth L. Nadel
Name: Kenneth L. Nadel
Title: Chief Operating Officer

[SIGNATURE PAGE TO EXCHANGE AGREEMENT]

 Schedule A

Noteholder	Principal Amount of 1.5 Lien Notes Beneficially Owned[1]
Aristeia Master LP	$14,783,381
Highbridge MSF International Ltd.	$14,730,129
Highbridge Tactical Credit Master Fund, L.P.	$7,220,287
Mudrick Distressed Opportunity Drawdown Fund, L.P.	$4,195,671
Mudrick Distressed Opportunity Fund Global, L.P.	$32,182,464
Blackwell Partners LLC – Series A	$8,554,838
Boston Patriot Batterymarch St LLC	$6,833,737
Mudrick Distressed Opportunity Specialty Fund, L.P.	$1,689,612
Mercer QIF Fund PLC	$1,190,445
WBox 2015-5 Ltd.	$38,501,190
Wolverine Flagship Fund Trading Limited	$7,168,119

1 Principal amount as of January 13, 2020. To be updated at closing.

Schedule B

Noteholder	Principal Amount of New Subordinated Notes to be Beneficially Owned[2]	Principal Amount of Assumed New Subordinated Notes to be Beneficially Owned[3]	Principal Amount of Excess Notes to be Beneficially Owned[4]
Aristeia Master LP	$8,373,833	$8,373,833	$0
Highbridge MSF International Ltd.	$8,443,328	$8,443,328	$0
Highbridge Tactical Credit Master Fund, L.P.	$3,990,181	$3,990,181	$0
Mudrick Distressed Opportunity Drawdown Fund, L.P.	$4,968,629	$4,968,629	$0
Mudrick Distressed Opportunity Fund Global, L.P.	$12,140,130	$12,140,130	$0
Blackwell Partners LLC – Series A	$4,311,103	$4,311,103	$0
Boston Patriot Batterymarch St LLC	$5,691,316	$5,691,316	$0
Mudrick Distressed Opportunity Specialty Fund, L.P.	$1,176,016	$1,176,016	$0
Mercer QIF Fund PLC	$2,666,685	$2,666,685	$0
WBOX 2015-5 LTD.	$21,808,456	$21,808,456	$0
WFF Cayman II Ltd.	$4,060,278	$4,060,278	$0

2 Calculated as of Monday January 13, 2020. To be updated prior to Closing.

3 Calculated as of Monday January 13, 2020. To be updated prior to Closing.

4 Calculated as of Monday January 13, 2020. To be updated prior to Closing.

Schedule C

Seller Stockholder Name	Addresses for Notice
Aristeia Master LP	c/o Aristeia Capital One Greenwich Plaza, 3rd Floor Greenwich, CT 06830 Attn: Robert Lynch; Andrew David Email: lynch@aristeiacapital.com; andrew.david@aristeiacapital.com Fax: 212-842-8901
Highbridge MSF International Ltd.	c/o Highbridge Capital Management LLC 277 Park Avenue, 23rd Floor New York, NY 100172 Attn: Glynnis Kelly Email:glynnis.kelly@highbridge.com; mo-us@highbridge.com
Highbridge Tactical Credit Master Fund, L.P.	c/o Highbridge Capital Management LLC 277 Park Avenue, 23rd Floor New York, NY 100172 Attn: Glynnis Kelly Email:glynnis.kelly@highbridge.com; mo-us@highbridge.com
Mudrick Distressed Opportunity Drawdown Fund, L.P.	527 Madison Avenue, 6th Floor New York, NY 10022 Attn: David Kirsch Email: dkirsch@mudrickcapital.com
Mudrick Distressed Opportunity Fund Global, L.P.	527 Madison Avenue, 6th Floor New York, NY 10022 Attn: David Kirsch Email: dkirsch@mudrickcapital.com
Blackwell Partners LLC – Series A	527 Madison Avenue, 6th Floor New York, NY 10022 Attn: David Kirsch Email: dkirsch@mudrickcapital.com
Boston Patriot Batterymarch St LLC	527 Madison Avenue, 6th Floor New York, NY 10022 Attn: David Kirsch Email: dkirsch@mudrickcapital.com
Mudrick Distressed Opportunity Specialty Fund, L.P.	527 Madison Avenue, 6th Floor New York, NY 10022 Attn: David Kirsch Email: dkirsch@mudrickcapital.com
Mercer QIF Fund PLC	527 Madison Avenue, 6th Floor New York, NY 10022 Attn: David Kirsch Email: dkirsch@mudrickcapital.com
WBox 2015-5 Ltd.

3033 Excelsior Boulevard, Suite 500

Minneapolis, MN 55416

Attn: Jacob Mercer, Andrew Thau

Email: WHB_LoanDocsHedgeFund_Dist@Whiteboxadvisors.com;

HS_WhiteboxBankDebt@hedgeserv.com

Fax: 612-355-2198; 646-753-8167

Wolverine Flagship Fund Trading Limited	c/o Wolverine Asset Management, LLC 175 W. Jackson Blvd., Suite 340 Chicago, IL 60604 Attn: Kenneth L. Nadel Email: notices@wolvefunds.com Fax: 312-884-4401
WFF Cayman II Ltd.	c/o Wolverine Asset Management, LLC 175 W. Jackson Blvd., Suite 340 Chicago, IL 60604 Attn: Kenneth L. Nadel Email: notices@wolvefunds.com Fax: 312-884-4401

Exhibit A

Form of Purchase Agreement

See Exhibit 2.1 to the Current Report on Form 8-K.

Exhibit B

Acquisition Sub Closing Certificate

Form of

OFFICER’S CERTIFICATE
of
MUDS Acquisition Sub, Inc.

[●], 2020

This Officer’s Certificate (this “Certificate”) is delivered by MUDS Acquisition Sub, Inc., a Delaware corporation (the “Company”) and an indirect, wholly-owned subsidiary of Mudrick Capital Acquisition Corporation, a Delaware corporation (“Parent”), to each of the entities (each, a “Noteholder” and collectively, the “Noteholders”) listed on Schedule A and Schedule B attached to that certain Exchange Agreement, dated January 13, 2020 (the “Exchange Agreement”), by and between the Company and the Noteholders, pursuant to Section 6.b.(iii) of that the Exchange Agreement. Capitalized terms used herein, and not otherwise defined herein, have the respective meanings given to such terms in the Exchange Agreement.

The undersigned officer of the Company hereby certifies on behalf of the Company, solely in his capacity as an authorized officer of the Company, and not in any individual capacity, as follows:

1.	Each representation and warranty of the Company contained in Section 4 of the Exchange Agreement was true and correct (without regard to any materiality or similar qualifier contained therein) as of the date of the Exchange Agreement and is true and correct on and as of the Closing Date (except for any representations and warranties made as of an earlier date, which are true and correct as of the specified date) with the same force and effect as if made on the Closing Date, in each case, except for such failure to be true and correct as would not reasonably be expected to have a Parent Material Adverse Effect.

2.	The Company has performed or complied with all agreements and covenants required by the Exchange Agreement to be performed or complied with by the Company on or prior to the Closing Date, in each case in all material respects.

3.	No Parent Material Adverse Effect with respect to Parent or the Company has occurred since the date of the Exchange Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company as of the date first stated above.

MUDS Acquisition Sub, Inc.

By:
Name:
Title:

Exhibit C

Noteholders Closing Certificate

Form of

OFFICER’S CERTIFICATE
of
[●]

[●], 2020

This Officer’s Certificate (this “Certificate”) is delivered by [●], a [state] [entity type] (the “Noteholder”), to MUDS Acquisition Sub, Inc., a Delaware corporation (the “Company”), pursuant to Section 6.c.(iii) of that certain Exchange Agreement, dated January 13, 2020 (the “Exchange Agreement”), by and between the Company, the Noteholder and the other noteholders party thereto. Capitalized terms used herein, and not otherwise defined herein, have the respective meanings given to such terms in the Exchange Agreement.

The undersigned hereby certifies, solely in [his/her] capacity as an authorized officer of the Noteholder, and not in any individual capacity, as follows:

4.	The representations and warranties of the Noteholder set forth in Sections 3.a and 3.b of the Exchange Agreement, respectively, are true and correct (without regard to any materiality or similar qualifier contained therein) in all respects, as of the date of the Exchange Agreement and on and as of the Closing Date and (B) each other representation and warranty of the Noteholders contained in Section 3 of the Exchange Agreement was true and correct (without regard to any materiality or similar qualifier contained therein) as of the date of the Exchange Agreement and is true and correct on and as of the Closing Date (except for any representations and warranties made as of an earlier date, which are true and correct as of the specified date) with the same force and effect as if made on the Closing Date, in each case, in all material respects.

5.	The Noteholder has performed or complied with all agreements and covenants required by the Exchange Agreement to be performed or complied with by such Noteholder on or prior to the Closing Date, in each case in all material respects.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Noteholder as of the date first stated above.

[●]

By:
Name:
Title: